Exhibit 99.1

XERIS BIOPHARMA REPORTS FOURTH QUARTER AND FULL-YEAR 2021 FINANCIAL RESULTS AND RECENT EVENTS

Acquisition and integration of Strongbridge Biopharma completed; $50M in synergies to be realized by year-end 2022

Recorlev® approved by FDA

FY ‘21 pro forma net product revenues of $79M – a 56% increase from prior year

Well-capitalized with cash, cash equivalents, and short-term investments of $102.4M at YE 2021

Double-digit net product revenues growth expected in 2022 to be $105M - $120M

Cash position further strengthened with a recent PIPE and the restructuring of debt with Hayfin Capital; 2022 year-end cash, cash equivalents, and short-term investments of $90M-$110M expected

Cash flow breakeven expected by year-end 2023

Conference call and webcast today at 8:30 a.m. ET

CHICAGO, IL; March 10, 2022 – Xeris Biopharma Holdings, Inc. (Nasdaq: XERS), a biopharmaceutical company developing and commercializing unique therapies for patient populations in endocrinology, neurology, and gastroenterology, and Xeris Pharmaceuticals, Inc., today announced financial results for the fourth quarter and full-year 2021 and recent highlights.

“During 2021, we made significant progress toward achieving critical mass and becoming a fully integrated pharmaceutical company with the acquisition of Strongbridge, the continued growth of Gvoke and Keveyis, and the recent approval and launch of our third commercial product, Recorlev,” said Paul R. Edick, Chairman and CEO of Xeris Biopharma. “2022 is all about execution and building long-term shareholder value. With three commercial products in large addressable markets and a strong cash position, we believe we can achieve 2022 net product revenues in the range of $105 million to $120 million and drive to cash flow breakeven by year-end 2023.”

Fourth Quarter and Full-year 2021 Highlights and Recent Events

Marketed Products

•Gvoke®: Fourth quarter 2021 prescriptions topped 29,000 for the first time, growing more than 85% compared to the same period in 2020. Gvoke’s market share of the retail TRx glucagon market grew to approximately 17% at year-end. In June, the FDA approved the extension of room temperature shelf-life of the Gvoke 1mg HypoPen and PFS from 24 months to 30 months. In August, the FDA approved the sNDA for the Gvoke Kit®, which will be available in March 2022.

•Keveyis®: Full-year pro forma 2021 net revenues for Keveyis were at the high end of the previously announced guidance of $38-40 million.

•Ogluo®: In December, Xeris’ commercialization partner, Tetris Pharma launched Ogluo® in the UK. Tetris plans to launch Ogluo in several European countries in 2022.
•Recorlev®: On December 30, 2021, The U.S. Food and Drug Administration (FDA) approved Recorlev for the treatment of endogenous hypercortisolemia in adult patients with Cushing’s syndrome for whom surgery is not an option or has not been curative. In February 2022, Xeris launched Recorlev and is now exclusively available through a specialty pharmacy. The Company has established Xeris CareConnection™, a comprehensive support program, which includes $0 co-pay for commercially insured patients, one-on-one support and education for patients, and reimbursement and access support.

Pipeline Programs

•Levothyroxine: Xeris anticipates having data from its Phase 1 single ascending dose study in the third quarter 2022.

•Exercise-induced Hypoglycemia (EIH): Xeris submitted an IND in February 2022 and recently received FDA clearance. The Company is actively planning a new phase 2 clinical program by the end of 2022 to further address the management of EIH in people with diabetes who use insulin.

•XeriJect™ Technology Platform Collaborations: Xeris has four ongoing evaluation projects with large pharmaceutical companies, which includes Merck, for the purpose of engineering ultra-high concentration, ready-to-use formulations.

Corporate Highlights

•On October 5, 2021, Xeris completed its acquisition of Strongbridge Biopharma plc.

•On January 2, 2022, Xeris entered into a Securities Purchase Agreement with Armistice Capital Master Fund Ltd. for $30.0 million and the issuance of 10,238,908 shares of common stock and warrants to purchase 5,119,454 shares of common stock at an exercise price of $3.223 per share.

•On March 8, 2022, Xeris entered into a senior secured term loan agreement with Hayfin Capital Management LLP to provide the Company with $150.0 million. On the closing date, Xeris drew down $100.0 million to repay its existing debt facility of $43.5 million with Oxford Finance LLC and Silicon Valley Bank and provide additional working capital to fund the Company’s business plan. An additional $50.0 million will be available during the 12-month period following the closing date.

Fourth Quarter and Full-year 2021 Financial Results

Net product revenues increased by $14.3 million or 201% and $29.1 million or 145% for the three and twelve months ended December 31, 2021, respectively, compared to December 31, 2020. The increases were due to an increased demand and the acquisition of a new product, Keveyis.

Cost of goods sold increased by $1.5 million or 43% and $4.0 million or 43% for the three and twelve months ended December 31, 2021, respectively, compared to December 31, 2020. The increases were due to increased sales, primarily offset by lower excess and obsolete.

Research and development expenses increased by $5.0 million or 97% and $4.2 million or 20% for the three- and twelve-months ended December 31, 2021, respectively, compared to December 31, 2020. Higher pharmaceutical process development and clinical service costs accounted for $3.7 million and $4.3 million of the increase for the three- and twelve-months ending December 31, 2021.

Selling, general and administrative expenses increased by $36.2 million or 201% and $52.0 million or 71% for the three- and twelve-months ending December 31, 2021, respectively, compared to December 31, 2020. The increases are primarily driven by costs associated with the Strongbridge acquisition of approximately $18.3 million and $24.4 million for the three-and twelve-months ending, respectively. Additionally, increases in sales force and commercial related expenses accounted for approximately $15.7 million and $16.8 million for the three- and twelve-months ending, respectively.

Net Loss for the fourth quarter ended December 31, 2021, was $50.8 million, or $0.42 per share, compared to a net loss of $21.9 million, or $0.41 per share, for the same period in 2020. For the full year ended December 31, 2021, the Company reported a net loss of $122.7 million, or $1.55 per share, compared to a net loss of $91.1 million, or $2.14 per share, for the same period in 2020.

Cash, cash equivalents, and short-term investments at December 31, 2021, was $102.4 million compared to $133.8 million at December 31, 2020. Total shares outstanding at February 28, 2022, was 135,523,511.

Financial Outlook

The Company is providing the following financial guidance:

•Net product revenue of $105 million to $120 million for full-year 2022

•Year-end 2022 cash, cash equivalents, and short-term investments in the range of $90 million to $110 million

•Cash flow breakeven by year-end 2023, which assumes performance is consistent with annual net product revenues guidance

Expectations for growth assume full access to health care provider facilities, as a continuation or escalation of access restrictions or lockdown orders resulting from the ongoing COVID-19 pandemic would adversely affect financial results.

Conference Call and Webcast Details

Xeris will host a conference call and webcast today, Thursday, March 10, 2022, at 8:30 a.m. Eastern Time. To pre-register for the conference call please use this link: https://www.incommglobalevents.com/registration/q4inc/9809/xeris-biopharma-fourth-quarter-2021-financial-results-conference-call-and-webcast/. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. The Company recommends registering a minimum of ten minutes prior to the start of the call. Following the conference call, a replay will be available until Thursday, March 24, 2022, at US:1 929 458 6194, US Toll Free: 1 866 813 9403, UK: 0204 525 0658, Canada: 1 226 828 7578, or all other locations: +44 204 525 0658 Access Code: 872042. To join the webcast, please visit “Events” on investor relations page of the Company’s website at www.xerispharma.com.

About Xeris

Xeris (Nasdaq: XERS) is a biopharmaceutical company developing and commercializing unique therapies for patient populations in endocrinology, neurology, and gastroenterology. Xeris has three commercially available products; Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia, Keveyis®, the first and only FDA-approved therapy for primary periodic paralysis, and Recorlev® for the treatment of endogenous Cushing’s syndrome. Xeris also has a robust pipeline of development programs to extend the current marketed products into important new indications and uses and bring new products forward using its proprietary formulation technology platforms, XeriSol™ and XeriJect™, supporting long-term product development and commercial success.

Xeris Biopharma Holdings is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on Twitter, LinkedIn, or Instagram.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Xeris Biopharma Holdings, Inc. including statements regarding the financial outlook for the full-year 2022, including projections regarding year-end 2022 cash estimates, the Company’s expectations regarding its cash flow breakeven projection, estimates and projections about the potential synergies in fiscal year 2022 resulting from the Strongbridge Biopharma acquisition, the availability of up to $50 million of additional funding under our credit agreement with Hayfin, the market and therapeutic potential of its products and product candidates, the expected launch by Tetris Pharma of Ogluo in several European countries in 2022, the expected availability of the Gvoke Kit® in March 2022, expectations regarding clinical data or results from planned clinical trials, including from the Phase 1 single ascending dose study in the third quarter 2022, the timing of clinical trials, including a new phase 2 clinical program to further address the management of EIH in people with diabetes who use insulin expected by the end of 2022, estimates and expectations regarding potential collaborations, including collaborations on the XeriJect™ Technology Platform, the timing or likelihood of regulatory approval and commercialization of its product candidates, the timing or likelihood of expansion into additional markets, the timing or likelihood of identifying potential development and commercialization partnerships, the potential utility of its formulation platforms and other statements containing the words “will,” “would,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, reliance on third-party suppliers for Gvoke®, Ogluo®, Keveyis and Recorlev, the regulatory approval of its product candidates, its ability to market and sell its products, failure to realize the expected benefits of the acquisition of Strongbridge Biopharma, the impact of the COVID-19 pandemic on Xeris, including impact on access to health care provider facilities, as a continuation or escalation of access restrictions or lockdown orders, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals and competitive developments and the other risks described in our Quarterly Report on Form 10-Q and other reports we file from time to time with the SEC. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause Xeris’ plans with respect to Strongbridge, Xeris’ plans with respect to its products and product candidates, Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. Additional information about economic, competitive, governmental, technological, and other factors that may affect Xeris is set forth in Item 1A, “Risk Factors,” in Xeris’ most recently filed Quarterly Report on Form 10-Q filed with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this communication. Any forward-looking statements in this communication are based upon information available to Xeris, as of the date of this communication and, while believed to be true when made, may ultimately prove to be incorrect. Subject to any obligations under applicable law, Xeris does not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations. All subsequent written and oral forward-looking statements attributable to Xeris or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

Investor Contact
Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com
312-736-1237

XERIS BIOPHARMA HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Product revenues, net	$21,359	$7,089	$49,280	$20,155
Royalty, contract and other revenue	70	83	310	280
Total revenue	21,429	7,172	49,590	20,435
Costs and expenses:
Cost of goods sold, excluding amortization of intangible assets	4,889	3,407	13,318	9,328
Research and development	10,082	5,110	25,160	20,921
Selling, general and administrative	54,179	17,998	125,718	73,732
Amortization of intangible assets	550	—	550	—
Total costs and expenses	69,700	26,515	164,746	103,981
Loss from operations	(48,271)	(19,343)	(115,156)	(83,546)
Other income (expense)	(2,519)	(2,514)	(7,569)	(7,704)
Net loss before benefit from income taxes	(50,790)	(21,857)	(122,725)	(91,250)
Benefit from income taxes	—	—	—	110
Net loss	$(50,790)	$(21,857)	$(122,725)	$(91,140)

Net loss per common share - basic and diluted	$(0.42)	$(0.41)	$(1.55)	$(2.14)

Weighted average common shares outstanding - basic and diluted	121,548,995	53,505,197	79,027,062	42,642,901

XERIS BIOPHARMA HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2021	December 31, 2020

Assets
Current assets:
Cash and cash equivalents	$67,271	$37,598
Short-term investments	35,162	96,190
Trade accounts receivable, net	17,456	6,875
Inventory	18,118	8,353
Prepaid expenses and other current assets	4,589	3,196
Total current assets	142,596	152,212
Property and equipment, net	6,627	6,707
Goodwill	22,859	—
Intangible assets, net	131,450	—
Other assets	829	232
Total assets	$304,361	$159,151
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,924	$3,117
Other accrued liabilities	49,088	15,895
Accrued trade discounts and rebates	15,041	5,984
Accrued returns reserve	4,000	2,889
Other current liabilities	1,987	322
Total current liabilities	79,040	28,207
Long-term debt, net of unamortized debt issuance costs	88,067	87,021
Contingent value rights	22,531	—
Supply agreement liability, less current portion	5,991	—
Deferred rent	6,883	6,629
Deferred tax liabilities	4,942	—
Other liabilities	1,676	3,533
Total liabilities	209,130	125,390
Total stockholders’ equity	95,231	33,761
Total liabilities and stockholders’ equity	$304,361	$159,151